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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  June 1, 1997

                         JONES MEDICAL INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)


      Delaware                    0-15098                     43-1229854
(State or other jurisdiction    (Commission              (IRS Employer
  of incorporation)              File Number)            Identification No.)

      1945 Craig Road, St. Louis, MO                      63146
      (Address of principal executive offices)          (Zip Code)


      Registrant's telephone number, including area code:  (314) 576-6100


          -----------------------------------------------------------
         (Former name or former address, if changed since last report)

                             ITEM 5.  OTHER EVENTS

Additional Executive Officers:

     Effective June 1, 1997, Jones Medical Industries, Inc., announced the appointment of two additional executive officers:

      Thomas Lewandowski was elected to the new position of Senior Vice President of Pharmaceutical Sales and Marketing. Mr. Lewandowski joined the Company on August 30, 1996, as a result of the Company's acquisition of the operations of Daniels Pharmaceuticals, Inc. for which he had served as Western Regional Sales Manager. Prior to joining Daniels in October 1989, Mr. Lewandowski had seventeen years of sales management experience in the pharmaceutical industry, relating both to physician and hospital product sales.

      Tina Kaufman was elected to the new position of Senior Vice President of Finance and will serve as the principal accounting officer of the Company. For 15 years prior to joining the Company, Ms. Kaufman, a certified public accountant, was associated with Ernst & Young LLP, independent accountants, and had been a partner in that firm since 1995. In that capacity, Ms. Kaufman has served as senior manager and as partner-in-charge of the Company's annual audits.


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Increase in Authorized Capital Stock:

     Effective June 5, 1997, Jones Medical Industries, Inc. amended and restated its Certificate of Incorporation under the laws of Delaware to give effect to an increase in the Company's authorized capital stock as approved at the Company's annual meeting of shareholders on May 20, 1997. Under the Company's Restated Certificate of Incorporation, the Company is now authorized to issue an aggregate of 75,000,000 shares of Common Stock, par value $.04 per share, and an aggregate of 5,000,000 shares of Preferred Stock, par value $.01 per share.

     As of May 31, 1997, an aggregate of 28,617,276 shares of the Company's Common Stock were outstanding.

     The Preferred Stock is issuable in one or more series with such rights, preferences and terms as may be designated by the Board of Directors of the Company. No shares of Preferred Stock were outstanding as of May 31, 1997, nor are any shares subject to designation of rights, preferences or terms.

                   ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

    Not applicable.

(b) Pro Forma Financial Information

    Not applicable.

(c) Exhibits.

Exhibit No.            Exhibit

   3.1                 Restated Certificate of Incorporation,
                       as filed with the State of Delaware on June 5, 1997.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JONES MEDICAL INDUSTRIES, INC.


                                      By:   s/Michael T. Bramblett
                                          -------------------------------
                                      Name:  Michael T. Bramblett
                                      Title: Executive Vice President
Date: June 10, 1997

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